                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):  February 10, 1998

                             COMMNET CELLULAR INC.
              (Exact name of registrant as specified in charter)


             Colorado                   0-15056                  84-0924904
   (State or other Jurisdiction       (Commission             (I.R.S. Employer
        of Incorporation)             File Number)          Identification No.)

       8350 East Crescent Parkway                               80111
               Suite 400                                     (Zip Code)
          Englewood, Colorado
(Address of Principal Executive Offices)



Registrant's telephone number, including area code:  (303) 694-3234
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Item 5.   Other Events.

          CommNet Cellular Inc. (the "Company") announced on February 10, 1998 the closing of the merger (the "Merger") of AV Acquisition Corp., an affiliate of The Blackstone Group's Blackstone Capital Partners II Merchant Banking Fund L.P., with and into the Company. The Company also announced the completion of its tender offers (the "Offers") to purchase for cash all of its outstanding
11 3/4% Senior Subordinated Discount Notes Due 2003 (the "Discount Notes") and all of its outstanding 11 1/4% Subordinated Notes due 2005 (the "Subordinated Notes," together with the Discount Notes, the "Notes"). The Company has accepted for payment all Notes validly tendered and not properly withdrawn pursuant to the Offers.

          The Company has issued a press release announcing the closing of the Merger and the completion of the Offers, which press release is filed herewith as Exhibit 99.1.


Item 7.   Financial Statements and Exhibits.

     (c)  The following exhibits are filed with this report:

          99.1  Press Release dated February 10, 1998

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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                COMMNET CELLULAR INC.



Date:  February 12, 1998        By: /s/ Daniel P. Dwyer
                                    -------------------------
                                    Daniel P. Dwyer
                                    Chief Financial Officer